Exhibit 99(i)

Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND NINE MONTHS ENDED APRIL 30, 2024

J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2024.

Revenues from Operations for the three months ended April 30, 2024 were $5,364,324 compared to revenues of $5,563,396 in the comparable 2023 three-month period while Revenues from Operations for the nine months ended April 30, 2024 were $16,102,968 compared to revenues of $17,170,949 in the comparable 2023 nine-month period.

Net loss for the three months ended April 30, 2024 was ($84,880), or ($.04) per share, compared to a net loss of $39,160, or ($.02) per share, in the comparable 2023 three month period.

Net loss for the nine months ended April 30, 2024 was ($375,483), or ($.19) per share, compared to net income of $65,095, or $.03 per share, in the comparable 2023 nine month period.

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Dated:	June 12, 2024